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Exhibit 25.B

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)    ☒

LASALLE BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

36-0884183
(I.R.S. Employer
Identification No.)

135 South LaSalle Street, Chicago, Illinois 60603
(Address of principal executive offices) (Zip Code)

Willie J. Miller, Jr.
Group Senior Vice President
Chief Legal Officer and Secretary
Telephone: (312) 904-2018
135 South LaSalle Street, Suite 925
Chicago, Illinois 60603
(Name, address and telephone number of agent for service)

PSI Energy, Inc.
(Exact name of obligor as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-0594457 (I.R.S. employer identification no.)
1000 East Main Street Plainfield, Indiana (Address of principal executive offices)	46168 (Zip code)

First Mortgage Bonds
(Title of the indenture securities)

ITEM 1.    GENERAL INFORMATION*

        Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

  1.
  Comptroller of the Currency, Washington D.C.

  2.
  Federal Deposit Insurance Corporation, Washington, D.C.

  3.
  The Board of Governors of the Federal Reserve Systems, Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

    Not Applicable

*
Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16.    LIST OF EXHIBITS.

        List below all exhibits filed as part of this statement of eligibility and qualification.

    1.
    A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

    2.
    A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

    3.
    A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

    4.
    A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

    5.
    Not applicable.

    6.
    The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

    7.
    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

    8.
    Not applicable.

    9.
    Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 26th Day of January, 2004

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ JOHN W. PORTER John W. Porter Vice President

LaSalle Bank N.A.
135 South LaSalle Street
Chicago, IL 60603

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for September 30, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

					Dollar Amounts in Thousands

ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):				RCFD
	a.	Noninterest-bearing balances and currency and coin (1)			0081	1,980,361
	b.	Interest-bearing balances (2)			0071	22,430
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	157,994
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	22,035,726
3.	Federal funds sold and securities purchased under agreements to resell
	a.	Federal funds sold in domestic offices			B987	506,295
	b.	Securitites purchased under agreements to resell (3)			B989	678,830
4.	Loans and lease financing receivables (from schedule RC-C)
	a.	Loans and leases held for sale			5369	235,282
	b.	Loans and leases, net of unearned income	B528	33,910,643
	c.	LESS: Allowance for loan and lease losses	3123	617,744
	d.	Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c)			B529	33,292,899
5.	Trading assets (from Schedule RC-D)				3545	510,241
6.	Premises and fixed assets (including capitalized leases)				2145	270,758
7.	Other real estate owned (from Schedule RC-M)				2150	19,000
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0
9.	Customers' liability to this bank on acceptances outstanding				2155	22,050
10.	Intangible assets (from Schedule RC-M)
	a.	Goodwill			3163	181,613
	b.	Other Intangible assets			0426	7,035
11.	Other assets (from Schedule RC-F)				2160	2,909,470
12.	Total assets (sum of items 1 through 11)				2170	62,829,984

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securites resale agreements in domestic and foreign offies, regardless of maturity.

						Dollar Amounts in Thousands

LIABILITIES
13.	Deposits:
						RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)				2200	26,678,857
				RCON
		(1)	Noninterest-bearing (1)	6631	6,883,501
		(2)	Interest-bearing	6636	19,795,356
						RCFN
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)				2200	6,941,531
				RCFN
		(1)	Noninterest-bearing	6631	0
		(2)	Interest-bearing	6636	6,941,531
						RCON
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal funds purchased in domestic offices (2)				B993	2,168,358
						RCFD
	b.	Securities sold under agreements to repurchase (3)				B995	4,579,513
15.	Trading liabilities (from Schedule RC-D)					3548	179,825
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): From schedule RC-M					3190	12,382,448
17.	Not applicable.
18.	Bank's liability on acceptances executed and outstanding					2920	22,050
19.	Subordinated notes and debentures (4)					3200	540,000
20.	Other liabilities (from Schedule RC-G)					2930	4,627,797
21.	Total liabilities (sum of items 13 through 20)					2948	58,120,379
22.	Minority Interest in consolidated subsidiaries					3000	29,416
EQUITY CAPITAL
						RCFD
23.	Perpetual preferred stock and related surplus					3838	635,410
24.	Common stock					3230	41,234
25.	Surplus (exclude all surplus related to preferred stock)					3839	2,000,163
26.	a.	Retained Earnings				3632	1,920,143
	b.	Accumulated Other Comprehensive income.(5)				B530	83,239
27.	Other Equity capital components (6)					3284	0
28.	Total equity capital (sum of items 23 through 27)					3210	4,680,189
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)					3300	62,829,984

Memorandum

To be reported only with the March Report of Condition.

1.
Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=
Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank managements assertion on the effectiveness of the with generally accepted auditing standards by a certified public accounting firm
4	=	Directors' examination of the bank conducted in accordance with generally acc (may be required by state chartering authority)
5	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank's financial statements by external auditors
7	=	Compilation of the bank's financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)

9	=	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."

(3)
Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.

(4)
Includes limited-life preferred stock and related surplus.

(5)
Includes net unrealized holding gains (losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)
Includes treasury stock and unearned Employee Stock Ownership plan shares.

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  Exhibit 25.B